UNITEDSTATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    May 16, 2007

CRA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On May 16, 2007, we entered into an amendment of our loan agreement dated as of January 14, 2004 with Citizens Bank of Massachusetts.  The amendment extended the termination date of the loan agreement from April 30, 2009 to April 30, 2010.  In addition, the amendment amended Section 10(e) of the loan agreement to provide that we will not pay any dividends on or make any distribution on account of any class of our capital stock in cash or in property (other than in the form of shares of our capital stock or other equity interests), or redeem, purchase or otherwise acquire for cash or property (other than shares of our capital stock or other equity interests), directly or indirectly, any of such stock, excluding repurchases of restricted stock from current or former directors, officers, employees or consultants, or family members of any of the foregoing, or trusts (or other estate planning vehicles) for the benefit of any of the foregoing, provided, however, as long as no event of default exists under the loan agreement or would be caused by such repurchase or dividend, we may repurchase shares of our capital stock or pay dividends or make distributions on account of any class of our capital stock.

In connection with this amendment, we also executed an amendment to the promissory note relating to the loan agreement.  A copy of the amendments to the loan agreement and promissory note are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

10.1	Fifth Amendment to Loan Agreement, dated as of May 16, 2007, by and between CRA International, Inc. and Citizens Bank of Massachusetts.

10.2	Third Amendment to Revolving Note, dated as of May 16, 2007, by and between CRA International, Inc. and Citizens Bank of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: May 22, 2007	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer

Exhibit Index

Number	Title

10.1	Fifth Amendment to Loan Agreement, dated as of May 16, 2007, by and between CRA International, Inc. and Citizens Bank of Massachusetts.

10.2	Third Amendment to Revolving Note, dated as of May 16, 2007, by and between CRA International, Inc. and Citizens Bank of Massachusetts.